Exhibit 10.7

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE “LAWS”). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE LAWS, OR (II) AN OPINION OF COUNSEL PROVIDED TO THE ISSUER IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE LAWS DUE TO AN AVAILABLE EXCEPTION TO OR EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE LAWS.

BAYWOOD INTERNATIONAL, INC.

8% SUBORDINATED

PROMISSORY NOTE

$[Principal]	September 9, 2008

FOR VALUE RECEIVED, the undersigned, BAYWOOD INTERNATIONAL, INC., a Nevada corporation (“Baywood”), located at 14950 North 83rd Place, Suite 1, Scottsdale, Arizona 85260, hereby, jointly and severally, promise to pay to the order of [Noteholder], with an address at [Address] (“Noteholder”), in lawful money of the United States, the principal amount of [Principal] together with interest on the unpaid principal amount hereof, from the date hereof until the outstanding principal amount hereof shall be paid in full, at the rate of eight percent (8%) per annum computed on the basis of a 365-day year.

1.

Note.  This subordinated promissory note (this “Note”) is being delivered by Baywood to Noteholder in connection with the purchase of certain business assets and the assumption of related liabilities pursuant to an Asset Purchase Agreement, of dated September 8, 2008 herewith, by and among Baywood, Baywood New Leaf Acquisition, Inc., a wholly-owned subsidiary of Baywood, Eric Skae and Skae Beverage International, LLC.

2.

Payment.

(a)

Subject to Section 3, the principal amount of this Note shall be payable as to (i) no less than $25,000 and no more than $50,000  every three (3) months commencing on the first anniversary of the date hereof and (ii) any and all remaining principal and any accrued but unpaid interest in a single lump sum on the fifth (5th) anniversary of the date hereof.

(b)

Accrued interest in respect of the twelve (12) month period following the date hereof shall be calculated and compounded monthly and be payable in arrears on the first anniversary of the date hereof.

(c)

Accrued interest in respect of the forty-eight (48) months following the first anniversary of the date hereof shall be calculated and compounded monthly and be payable in arrears in quarterly installments on each three-month anniversary of the first anniversary of the date hereof.

(d)

All payments shall be made in immediately available funds at Noteholder’s address set forth in this Note, or such other address as Noteholder may designate in writing to Baywood.

3.

Prepayment.

Subject to Noteholder’s prior right to convert all or any portion of this Note into shares of Common Stock (hereafter defined) pursuant to Section 4, this Note may be prepaid in whole or in part at any time or from time to time without premium or penalty or discount, together with accrued interest to the date of payment on the principal amount prepaid.

4.

Conversion upon Event of Default.

4.1.

Conversion Procedure.

(a)

Upon the occurrence of any Event of Default, as defined below, at its option the Noteholder may convert all or any portion of this Note into the number of shares (rounded to the nearest share) of common stock, par value $0.001 per share, of Baywood (the “Common Stock”), computed by dividing the principal amount of this Note to be converted together with the accrued interest on such principal amount by the Conversion Price (hereafter defined) then in effect.

(b)

Noteholder shall effect a conversion by surrendering this Note accompanied by a proper assignment thereof to Baywood together with a completed and duly executed conversion notice in a form satisfactory to Baywood.  Such conversion of this Note will be deemed to have been effected as of the close of business on the date on which this Note and the duly completed exercise notice have been surrendered at the principal office of Baywood. At such time as such conversion has been effected, the rights of Noteholder to receive payments of principal and interest hereon will cease and Noteholder will be deemed to have become the holder of record of the shares of Common Stock represented thereby.  Provisions of this Note that apply to conversion of all of this Note also apply to conversion of a portion of it.

(c)

As soon as possible after a conversion has been effected (but in any event within five (5) days after the surrender of this Note and the conversion notice to Baywood), Baywood will deliver to Noteholder:

(i)

a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in the name of Noteholder in such denomination or denominations as Noteholder has specified; and

(ii)

a new duly executed Note for the principal amount of this Note which was delivered to Baywood in connection with such conversion but which was not converted.

(d)

The issuance of certificates for shares of Common Stock upon conversion of this Note will be made without charge to Noteholder for any issuance tax in respect thereof or other cost incurred by Baywood in connection with such conversion and the related issuance of shares of Common Stock.  Baywood represents and warrants that upon conversion of this Note, the Common Stock issuable with respect to such conversion will be validly issued, fully paid and nonassessable.

(e)

Baywood will not close their respective books against the transfer of this Note or of Common Stock issued or issuable upon conversion of this Note in any manner which interferes with the timely conversion of this Note.  Baywood will from time to time take all such action as may be necessary to assure that the par value per share of the Common Stock acquirable upon conversion of this Note is at all times equal to or less than the Conversion Price then in effect.

(f)

This Note, when delivered for conversion, shall be cancelled by Baywood.

4.2

Conversion Price.

(a)

Initial Conversion Price.  The Conversion Price will be the greater of (i) sixty percent (60%) of the Current Market Price (as defined below) (as adjusted, the “Discounted Current Market Price”) at the time of the Event of Default, and (ii) $0.85 (the “Minimum Conversion Price”).  In order to prevent dilution of the conversion rights granted hereunder, the Minimum Conversion Price will be subject to adjustment from time to time pursuant to this Section 4.2.    If the Discounted Current Market Price is lower than the Minimum Conversion Price on the day of the Conversion, the Company will provide additional cash compensation (the “Additional Compensation”) as set forth below.  Such Additional Compensation will be calculated as the Minimum Conversion Price less the Discounted Current Market Price multiplied by the dollar value of the principal converted.  By example, and for illustrative purposes only, if the Noteholder converts $1,000 of principal at a Conversion Price of $0.85 and the Discounted Current Market Price is $0.40,

the Additional Compensation will be (0.85-0.40)*1,000 or $450.00.  Such Additional Compensation will be rounded up or down to the nearest whole dollar.    The Company will pay the Additional Compensation in cash within twenty (20) business days following the Company’s receipt of the conversion notice pursuant to Section 4.1(b).

(b)

Reorganization, Reclassification, Merger or Sale.  In case Baywood shall effect a reorganization, shall merge with or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business and, pursuant to the terms of such reorganization, merger, consolidation or disposition of assets, shares of stock or other securities, property or assets of Baywood, successor or transferee or an affiliate thereof are to be received by or distributed to the holders of Common Stock, then Noteholder shall be provided with written notice from Baywood informing Noteholder of the terms of such reorganization, merger, consolidation or disposition of assets and of the record date thereof for any distribution pursuant thereto, at least ten (10) days in advance of such record date, and Noteholder shall have, in addition to the rights provided for herein, the right to receive, at Noteholder’s election, either (i) upon conversion of this Note, the number of shares of stock or other securities, property or assets of Baywood, successor, transferee or affiliate thereof or cash receivable upon or as a result of such reorganization, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such event or (ii) the securities into which this Note is converted upon, or as a result of such reorganization, merger, consolidation or disposition of assets.  The provisions of this paragraph (b) of this Section 4.2 shall similarly apply to successive reorganizations, mergers, consolidations or dispositions of assets.

(c)

Subdivision or Combination of Common Stock.  If Baywood declares a dividend or other distribution payable in shares of Common Stock or any shares of a class or series convertible into Common Stock (together with the Common Stock, “Securities”) or subdivides its outstanding shares of Common Stock into a larger number or combines its outstanding shares of Common Stock into a smaller number, then the Conversion Price in effect immediately prior to such dividend, other distribution, subdivision or combination, as the case may be, shall forthwith be adjusted to that price determined by multiplying the Conversion Price by a fraction (i) the numerator of which shall be the total number of outstanding shares of such Common Stock and Securities immediately prior to such dividend, other distribution, subdivision or combination and (ii) the denominator of which shall be the total number of outstanding shares of such Common Stock and Securities (including the number of shares of Common Stock into which such newly issued Securities are then convertible), immediately after such dividend, other distribution, subdivision or combination.

(d)

In case Baywood shall distribute to the holders of Common Stock evidences of indebtedness issued by Baywood, or assets (excluding cash dividends) then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution, the Conversion Price in effect thereafter shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be an amount equal to the remainder of (A) the Current Market Price (as hereafter defined) of one share of Common Stock less (B) the fair value (as determined in good faith by Baywood’s board of directors) of the evidences of indebtedness or assets so distributed in respect of one share of Common Stock, as the case may be, and (ii) the denominator of which shall be the Current Market Price of one share of Common Stock.  Such adjustment shall be made on the date such distribution is made, and shall become effective at the opening of business on the business day following the record date for the determination of stockholders entitled to such distribution.

For purposes of this Note, “Current Market Price” on any day of determination means the average of the last reported closing price of a share of Common Stock for the twenty (20) Business Days immediately preceding such day of determination on the over-the-counter bulletin board as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any Nasdaq member firm of the National Association of Securities Dealers, Inc. selected from time to time by the board of directors of Baywood for that purpose, or if not so available, a price determined in good faith by the board of directors of Baywood as being equal to the fair market value thereof, as the case may be.

(e)

Notice of Adjustment.  Whenever the Minimum Conversion Price shall be adjusted as provided in this Section 4.2, Baywood shall forthwith send by first class mail, postage prepaid to Noteholder at its address as shown in the records of Baywood a statement, certified by the chief financial officer of Baywood, showing in detail the facts requiring such adjustment and the Minimum Conversion Price that shall be in effect after such adjustment.

4.3

No Voting Rights; Limitations of Liability.  This Note will not entitle Noteholder to any voting rights or other rights as a stockholder of Baywood.  No provision of this Note, in the absence of affirmative action by Noteholder to purchase Common Stock, and no enumeration in this Note of the rights or privileges of Noteholder, will give rise to any liability of Noteholder for the Conversion Price of Common Stock which may be acquired by exercise hereof or as a stockholder of Baywood.

5.

Events of Default; Remedies.

5.1

The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)

Default by Baywood in the payment of the principal of or interest on this Note when and as the same shall become due and payable and such default shall continue for fifteen (15) days after written notice thereof from Noteholder; or

(b)

(i) Commencement by Baywood of a voluntary case under the federal bankruptcy laws (as now of hereafter in effect); (ii) Baywood applying for or consenting to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its assets; (iii) Baywood making a general assignment for the benefit of creditors; or (iv) the failure of Baywood generally to pay its debts as they become due; or

(c)

The entry of a decree or order by any court of competent jurisdiction in respect of either Baywood granting (i) relief in any involuntary case under the federal bankruptcy laws (as now or hereafter in effect); or (ii) appointment of a trustee, receiver, custodian or liquidator for such entity or for a substantial part of its assets, and such case or proceeding shall continue undismissed or unstayed for a period of one hundred twenty (120) consecutive days.

5.2

Upon the happening of any Event of Default hereunder, the entire principal sum and all interest thereon, at the option of Noteholder, may be declared and thereupon shall become immediately due and payable.  In such event Baywood shall be responsible to pay all of Noteholder’s reasonable costs of collection, including attorney’s fees.

6.

Notices.  All notices and demands of any kind which any party hereto may be required or desire to serve upon another party under the terms of this Note shall be in writing and shall be given by:  (a) personal service upon such other party; (b) mailing a copy thereof by certified or registered mail, postage prepaid, with return receipt requested; (c) sending a copy thereof by Federal Express or equivalent courier service; or (d) sending a copy thereof by facsimile, to the Noteholder at the address specified in this Note or, if to Baywood, at:

Baywood International, Inc.

14950 North 83rd Place, Suite 1

Scottsdale, Arizona 85260

Attention: Neil Reithinger, President & CEO

Facsimile: (480) 483-2168

With a copy to:

Hand Baldachin & Amburgey LLP

317 Madison Avenue, Suite 415

New York, New York 10017

Attention: Alan Baldachin, Esq.

Facsimile: (212) 376-6080

In case of service by Federal Express or equivalent courier service or by facsimile or by personal service, such service shall be deemed complete upon delivery or transmission with appropriate confirmation of receipt, as applicable.  In the case of service by mail, such service shall be deemed complete on the fifth Business Day after mailing.  The addresses and facsimile numbers to which, and persons to whose attention, notices and demands shall be delivered or sent may be changed from time to time by notice served as hereinabove provided by any party upon any other party.

7.

 Amendment; Waiver.  This Note may not be amended or modified except by an instrument in writing duly executed by Baywood and Noteholder. No failure or delay on the part of Noteholder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

8.

Severability.  If any provision hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision has never been contained herein.

9.

Assignment.  This Note may be assigned, pledged, negotiated or transferred by Noteholder and shall inure to the benefit of Noteholder, its successors and assigns.

10.

Governing Law Waiver of Jury Trial.  This Note is made under, and shall be construed and enforced in accordance with, the internal laws of the State of Arizona, without regard to principles of conflicts of laws.  Baywood irrevocably waive, to the maximum extent permitted by law, any right they may have to a trial by jury in respect of any litigation directly or indirectly at any time arising out of, under or in connection with this Note.

11.

Venue.   The parties hereby agree that all legal actions, litigations, claims, demands, charges, complaints, investigations, grievances, arbitrations, indictments, grand jury subpoenas or other legal or administrative proceedings arising out of or in connection with this Note shall, unless otherwise agreed, be litigated exclusively in, and the parties hereto hereby agree and consent to be subject to the jurisdiction of, the United States District Court for the Southern District of New York and in the absence of such federal jurisdiction, then exclusively in, and  the parties consent to be subject to the jurisdiction of, the courts of the State of New York in the County of New York.  The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of any such legal action.  Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such legal action by the mailing of copies thereof by registered airmail, postage prepaid, to such party at its address set forth in this Note, such service of process to be effective upon acknowledgment of receipt of such registered mail.  Nothing in this Section 11 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.  The consents to jurisdiction set forth in this Section 11 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as to legal action between the parties hereto as provided in this Section 11.  Each Party agrees that any judgment obtained under the selected forum may be enforced in any other applicable forum.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Note to be executed as of the date first written above.

BAYWOOD INTERNATIONAL, INC.

By:	/s/ Neil Reithinger
Name: Neil Reithinger
Title: President